EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY REGAINS COMPLIANCE WITH

THE NASDAQ STOCK MARKET

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA – December 20, 2006 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced that it has been formally notified by the Nasdaq Listing Qualifications Panel that the Company is now in compliance with Nasdaq’s requirements for continued listing on The Nasdaq Stock Market.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 122 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates eight upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100